Exhibit 10.1

Dated as of July 30, 2005

Restoration Hardware, Inc.

15 Koch Road, Suite J

Corte Madera, California 94925

Attention: Patricia A. McKay, Executive Vice President

and Chief Financial Officer

Re:	Conversion of Series A Preferred Stock into Common Stock; Waiver of Certain Rights under Amended and Restated Investor Rights Agreement

Ladies and Gentlemen:

Reference is hereby made to the Certificate of Designation of Series A and Series B Preferred Stock (“Certificate of Designation”) of Restoration Hardware, Inc. (the “Company”) and to the Amended and Restated Investor Rights Agreement, dated as of March 21, 2001 (the “Investor Rights Agreement”), by and among the Company and the investors (the “Investors”) listed on Schedule A thereto.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Investor Rights Agreement.

The Company has indicated to the undersigned that it intends to provide notice of conversion pursuant to the Certificate of Designation providing for the conversion of its outstanding Series A Preferred Stock of the Company into Common Stock of the Company.  The undersigned holder of Series A Preferred Stock wishes to elect voluntary conversion of such Series A Preferred Stock into Common Stock of the Company as hereinafter provided and to agree to a waiver of certain information rights that would otherwise be available to some holders of Common Stock resulting from the conversion of Series A Preferred Stock absent such waiver, such waiver being effective as to all holders of Series A Preferred Stock (and Common Stock resulting upon conversion of such Series A Preferred Stock) upon consent of two-thirds (2/3) of the holders of outstanding Registrable Securities.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees as follows:

1.             Conversion of Series A Preferred Stock into Common Stock.

(a)           Notification to Company.  Pursuant to Sections 3(C)3(a) and 3(C)3(c) of the Certificate of Designation, the undersigned holder of Series A Preferred Stock of the Company is hereby notifying the Company that such undersigned has elected to convert all of its shares of Series A Preferred Stock into Common Stock of the Company.

(b)           Notification to Transfer Agent.  By copy of this letter to Computershare, the Company’s transfer agent, the undersigned is providing notice to the transfer agent of the undersigned’s election to convert such shares of Series A Preferred Stock into Common Stock of the Company.  Issuance of certificates representing the shares of Common Stock issuable upon conversion of such Series A Preferred Stock will be available upon surrender of the certificates, along with any required endorsements, representing the shares of Series A Preferred Stock held by the undersigned.

(c)           Effective Time of Conversion.  The conversion of shares of Series A Preferred into shares of Common Stock shall be deemed to have been made immediately prior to the close of business on the date hereof in accordance with Section 3(C)3(c) of the Certificate of Designation.

(d)           Delivery of Common Stock Certificates.  The undersigned holder of Series A Preferred Stock directs that the certificate representing the shares of Common Stock of the Company to be received upon conversion of the undersigned’s shares of Series A Preferred Stock be issued in the name, and delivered to the address for the undersigned set forth in the notice provisions of the Investor Rights Agreement unless the undersigned subsequently provides different instructions to the Company and the transfer agent.

2.             Waiver of Certain Rights under Investor Rights Agreement.

(a)           Waiver of Information Rights.  Pursuant to Section 3.2 of the Investor Rights Agreement, the undersigned agrees to a waiver of any and all further rights under Section 1.1 of the Investor Rights Agreement.  Upon the receipt by the Company of executed copies of this letter from the holders of at least two-thirds of the outstanding Registrable Securities, the waiver of rights set forth in this Section 2(a) shall be binding upon all holders of Registrable Securities and all permitted successors and assigns thereof.  This waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(b)           Registration.  To the extent that the undersigned’s Registrable Securities have already been registered by the Company for resale on a Form S-3 registration statement currently on file with the Securities and Exchange Commission, the undersigned hereby waives for inclusion such Registrable Securities on a separate Form S-3 registration statement to be filed by the Company in connection with the conversion of all of the Company’s outstanding Series A Preferred Stock of the Company into Common Stock as described herein.  Such separate Form S-3 registration statement is to be filed to register for resale those Registrable Securities that were not included in the Form S-3 currently on file with the Securities and Exchange Commission.

(c)           Miscellaneous.   The waivers set forth in Sections 2(a) and 2(b) hereof are to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

[Signature page follows]

This letter agreement is executed by the undersigned as of the first date written above.

Very truly yours,

By:
Name:
Title:

Address:

Agreed and accepted as of	, 2005:

Restoration Hardware, Inc.

By:
Name:
Title:

cc:	Deborah F. Dougherty, Computershare